Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
X
:
BERT VLADIMIR, individually and on	:	Civil Action No.:
behalf of all others similarly situated,	:
:
Plaintiff,	:
:
-against-	:	JURY TRIAL DEMANDED
:
BIOENVISION, INC., CHRISTOPHER B.	:
WOOD and JAMES S. SCIBETTA,	:
:
Defendants.	:
:
X

CLASS ACTION COMPLAINT

Plaintiff alleges the following, upon information and belief, based upon the investigation conducted by and through his undersigned attorneys. As to those paragraphs relating to plaintiff sales of the securities of Bioenvision, Inc. (“BIVN” or the “Company”) and his suitability to serve as a class representative, plaintiff makes those allegations upon his own personal knowledge. The investigation of plaintiff’s counsel has included, but has not been limited to, the review and analysis of: (a) the filings made by BIVN with the United States Securities and Exchange Commission (the “SEC”); (b) BIVN’s public statements and press releases; and (c) the analyst reports and other publicly-available documents concerning BIVN, including news reports about the Company and its business.

I.

JURISDICTION AND VENUE

1.         This Court has jurisdiction over the subject matter of this action pursuant to Section 27 of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. § 78aa.

2.         The claims asserted herein arise under Sections 10(b) and 20(a) of the Exchange Act (15 U.S.C. §§ 78j(b) and 78t(a)), and Rule 10b-5 promulgated thereunder by the SEC (17 C.F.R. § 240.10b-5).

3.         Venue is proper in this District pursuant to Section 27 of the Exchange Act because many of the alleged acts and transactions, and much of the conduct constituting violations of law, occurred, at least in part, in this District. At all relevant times, BIVN’s headquarters was located within this District.

4.         In connection with the acts alleged in this Complaint, defendants, directly and indirectly, used the means and instrumentalities of interstate commerce, including the mails, telephone communications, and the facilities of the national securities exchanges.

II.

THE PARTIES

5.         Plaintiff engaged in the transactions in BIVN’s securities described in the certification filed with this Court and suffered loss and damage as a result of the violations of law described in this Complaint.

6.         Defendant BIVN (“BIVN” or the “Company”) is a corporation organized under the laws of Delaware with its corporate headquarters located at 345 Park Avenue, 41st Floor, New York, New York 10154. BIVN is a biopharmaceutical company primarily focused upon the acquisition, development and marketing of compounds and technologies for the treatment of cancer, autoimmune disease and infection.

7.         Defendant Christopher B. Wood (“Wood”), at all times material hereto, has served as Chief Executive Officer of the Company and Chairman of its board of directors.

8.         Defendant James S. Scibetta (“Scibetta”), was at all times material hereto the Chief Financial Officer of BIVN.

III.

PLAINTIFF’ CLASS ACTION ALLEGATIONS

9.         Plaintiff brings this action as a class action pursuant to Federal Rule of Civil Procedure 23. The Class consists of all persons and entities who were damaged as a result of their sales of BIVN’ securities during the period from May 1, 2007 before trading opened through the close of trading on May 28, 2007. The following persons are excluded from the Class: (a) defendants; (b) the officers and directors of (i) BIVN and (ii) Genzyme and members of those persons immediate families; (d) those persons’ legal representatives, heirs, successors and assigns; and (e) any entity in which any defendant has, or had, a controlling interest.

10.       The Class is so numerous that joinder of all Class members is impracticable. While the exact number of Class members is unknown to Plaintiff at this time and can only be ascertained from the records maintained by BIVN or its agents, during the Class Period there were more than 55 million shares of BIVN common stock issued and outstanding.

11.       Plaintiff’s claims are typical of the claims of the members of the Class because all members of the Class sold BIVN securities during the Class Period and sustained damages as a result of the same misconduct, as alleged herein.

12.       Plaintiff will fairly and adequately protect the interests of the members of the Class. Plaintiff has retained counsel competent and experienced in class action and securities litigation and plaintiff has no interests antagonistic to or in conflict with the other members of the Class. Furthermore, plaintiff has suffered substantial economic losses as a result of defendants’ misconduct and, therefore, has significant incentive to prosecute this action diligently.

13.       A class action is superior to other available methods for the fair and efficient adjudication of this controversy. Because there are many Class members and those persons are located throughout the world, joinder of all Class members is impracticable. Moreover, individual Class members are foreclosed from prosecuting separate claims because the damages suffered by most Class members are far smaller than the expenses associated with individual actions. Thus, it is desirable for all concerned to conduct this litigation on behalf of all Class members in a single forum. No unusual difficulties are likely to be encountered in the management of this class action.

14.       There are numerous questions of law and fact common to the members of the Class that predominate over any questions affecting only individual Class members. These common questions of law and fact include, among others:

(a)       whether defendants violated Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5;

(b)      whether defendants participated in the common course of conduct complained of herein;

(c)       whether defendants omitted to disclose material facts during the Class Period;

(d)      whether defendants acted with knowledge or with reckless disregard for the truth in omitting and/or misrepresenting material facts concerning the Company;

(e)       whether, during the Class Period, the market prices of BIVN securities were artificially depressed due to the non-disclosures and/or material misrepresentations complained of herein; and

(f)       whether the members of the Class have sustained damages, and, if so, the proper measure thereof.

IV.

SUBSTANTIVE ALLEGATIONS

15.       BIVN is a biopharmaceutical company primarily focused upon the acquisition, development and marketing of compounds and technologies for the treatment of cancer, autoimmune disease and infection. Its flagship product is Clofarabine, a drug used to treat pediatric leukemia. BIVN and Genzyme co-developed the drug in Europe, where BIVN markets it under the brand name Evoltra. Genzyme markets the drug for the same purposes in the United States. Throughout the Class Period, the defendants continually assured investors that the primary focus of their efforts was to expand the sales of their flagship drug.

16.       On February 8, 2007, defendants caused BIVN to issue a press release wherein it was represented:

New York, NY – February 8, 2007 – Bioenvision, Inc.
(NasdaqGM:BIVN) today announced financial results for the second quarter ended December 31, 2006. Results and recent events include:

•         Bioenvision marks record quarterly revenue of $4.5 million as Evoltra® (clofarabine) sales doubled from the first quarter of 2007

•          Bioenvision files with the EMeA for label extension of Evoltra® in elderly AML

•          ASH conference spotlights pivotal filing data from study BIOV-121

•          Bioenvision appoints new Chief Financial Officer

•          Bioenvision appoints General Manager for Bioenvision JapanCo.

•          Bioenvision out-licenses worldwide rights to its Oligon® technology

‘We are very pleased with the impact our sales and marketing organization has had since the formal launch of Evoltra® in September,’ said Christopher B. Wood, M.D., Bioenvision’s Chairman and Chief Executive Officer. ‘The revenue growth in the pediatric indication, our filing for a label extension into adult Acute Myeloid Leukemia (AML) and our progress towards brining Evoltra into Japan are significant achievements for Bioenvision, and we remain focused on continuing to execute on our global development and commercialization strategy for Evoltra in the months ahead.”

17.       On April 2, 2007 BIVN announced in a press release which listed defendant Schibetta as a contact that BIVN had priced its registered offering of 8 million shares of common stock at a price of $3.75 per share. According to the press release, the shares were offered under BIVN’s effective shelf registration statement filed with the SEC. Nothing in the registration statement indicated that defendants were considering a sale, and/or merger with Genzyme.

18.       On May 1, 2007 before the opening of trading of BIVN stock, defendants caused BIVN to issue a press release informing investors that BIVN would hold a live webcast of its quarterly conference call at 10:00 EDT on May 8, 2007. In the press release the defendants stated:

Senior management will discuss the Company’s financial results as of March 31, 2007 and recent developments. Bioenvision’s primary focus is the acquisition, development and marketing of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Evoltra®, Modrenal® (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products. Bioenvision is also developing Suvus® which is currently in clinical development for refractory chronic hepatitis C infection.

19.       On May 7, 2007, defendants caused BIVN to issue a press release wherein it was reported:

Bioenvision, Inc. (NASDAW:BIVN) announced today that it has received an aggregate of $7.4 million as a result of the exercise by existing company investors of previously issued warrants.

‘We view the exercise of these warrants as a vote of confidence in the Company’s execution capabilities and substantial future prospects. The $7.4 million in proceeds from this transaction strengthens Bioenvision’s balance sheet and provides additional liquidity that will support our strategy to build shareholder value through, among other things, our ongoing clinical development programs for Evoltra® (clofarabine),” said Christopher b. Wood, M.D., Bioenvision’s chairman and chief executive officer.

20.      On May 8, 2007, defendants caused BIVN to issue a press release where it reported:

Bioenvision, Inc. (Nasdaq:BIVN) today announced financial results for the third quarter ended March 31, 2007. In the third quarter the company filed a marketing authorization application with the European Medicines Agency (EMEA) for a label extension for clofarabine in elderly patients with acute myeloid leukemia who are considered unsuitable for intensive chemotherapy. The filing has been validated by the Agency and the review process is underway.

‘The Company’s number one priority is to expand the indications for use of Evoltra® (clofarabine) and to realize the full potential for this very active agent. The application for the label extension in Europe is an important part of our strategy for building Bioenvision as a strong commercial enterprise and broadening the market and revenue opportunity for the company,” said Christopher B. Wood, M.D., Bioenvision’s chairman and chief executive officer.

James S. Scibetta, Bioenvision’s chief financial officer, added, ‘In addition to the regulatory activities, we are also enhancing our corporate structure and strengthening our balance sheet. Our recent success raising capital with an over-subscribed books had yielded a solid balance sheet giving us the flexibility to continue building a commercial organization and positioning us well to continue to pursue clinical development and commercialization of clofarabine globally.’

21.      Prior to and during the Class Period, the price of BIVN stock responded to news of material events: (a) on April 4, 2007 the price of BIVN declined from its close at $4.09 on March 30, 2007 to $3.81 as the market absorbed the news of BIVN’s public offering of stock at $3.75 per share.

22.       On May 23, 2007 as news of the BIVN and Genzyme transaction began to leak into the market, the artificial suppression of BIVN’s stock price moderated and the stock price rose from a close of $4.22 on May 22, 2007 to close at $5.63 on May 29, 2007 as the market absorbed the announcement by BIVN that it had agreed to, and signed a deal with, Genzyme

23.       On May 29, 2007, BIVN announced that it had entered into a definitive agreement and plan of merger with Genzyme, whereby Genzyme will commence a tender offer to acquire all of BIVN’s outstanding shares of common stock for $5.60 per share in cash in a transaction valued at approximately $345 million. On the first trading day following the announcement of the merger, the price of BIVN stock climbed sharply in response to the news of the merger on materially higher volume than the volume of preceding trading days or the average daily trading volume. On May 30, 2007, the price of BIVN stock continued to climb to a high of $5.88 per share as investors absorbed the previously undisclosed news.

24.       By the time of the announcement, BIVN’s directors had unanimously approved the Merger, entered into agreements supporting it and recommenced to BIVN shareholders that they tender their shares into the tender offer.

25.       By the time of the announcement of the agreement and plan of merger, BIVN and defendants had known that such a transaction had been planned and negotiated for at least a month before it was announced. Thus, defendants were under a duty to correct the statements made prior to May l, 2007 described herein which were still alive and influencing the price of BIVN stock in the market and were under a duty to make all their statements and announcements on and after May 1, 2007 truthful, complete and accurate and to ensure that all statements contained all material facts necessary in order to make statements not materially misleading. Defendants intentionally failed to update or correct previous statements regarding the

Company’s business plans and “primary focus” and continually misrepresented the fact that “its primary focus” was no longer the development and marketing of cancer treatments but, instead the primary focus of BIVN and the individual defendants was to find a merger partner and to consummate a takeover of BIVN.

26.       During the Class Period, defendants’ material omissions and misrepresentations had the effect of artificially deflating the price of BIVN’s securities and/or maintaining the price of BIVN’s securities at levels at which those securities would not have traded had the truth concerning the Company been disclosed to investors. This conduct resulted in plaintiff and other members of the Class selling BIVN securities at prices significantly below the actual value of those securities.

27.       Plaintiff and other members of the Class either would not have sold BIVN securities or would not have sold such securities at the prices that prevailed during the Class Period had defendants disclosed the material information about the Company’s plan to engage in a transaction with Genzyme.

28.       The material omissions, misrepresentations, acts, practices and schemes alleged herein were the proximate causes of the damages and loss sustained by plaintiff Class members in connection with their sales of the Company’s securities during the Class Period.

COUNT I

(VIOLATIONS OF §10(b) OF THE EXCHANGE ACT AGAINST DEFENDANT ESL)

29.       Plaintiff repeats and realleages the foregoing allegations as if fully set forth herein.

30.       During the Class Period, each of the defendants, individually, and in concert with the other defendants, engaged in a plan, scheme and course of conduct, pursuant to which they knowingly and/or recklessly engaged in acts, transactions, practices and courses of business, which operated, as a fraud upon plaintiff and other members of the Class.

31.       As a direct and proximate result of the foregoing material omissions and misrepresentations and the fraudulent scheme in which defendant participated, the market prices of BIVN’s securities were artificially suppressed throughout the Class Period.

32.       In ignorance of the materially misleading and/or incomplete nature of the Class Period representations made by defendants and defendants’ participation in the fraudulent scheme alleged herein, plaintiff and other members of the Class relied to their detriment upon the accuracy and completeness of defendants’ statements and/or upon the integrity and efficiency of the market for BIVN’s securities.

33.       Plaintiff and the other members of the Class would not have sold BIVN securities at the market prices that prevailed during the Class Period, if at all, had defendants disclosed information about the Company’s business and plans.

34.       The market price of BIVN’s securities increased significantly as investors belatedly learned the facts that had been concealed by defendants during the Class Period. Plaintiff and other members of the Class therefore have suffered substantial damages as a direct and proximate result of the misconduct committed by defendants.

35.       By reason of the foregoing, defendants knowingly or recklessly violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder in that he: (a) employed devices, schemes and artifices to defraud; (b) made material omissions and/or misrepresentations of fact and failed to disclose material facts necessary in order to make their statements, in light of the circumstances under which they were made, not misleading; or (c) engaged in acts, practices and a course of business that operated as a fraud or deceit upon Plaintiff and other members of the Class in connection with their sales of BIVN securities during the Class Period.

COUNT II

(VIOLATIONS OF §20(a) OF THE EXCHANGE ACT
AGAINST THE INDIVIDUAL DEFENDANTS)

36.       Plaintiff repeats and realleges each and every allegation contained above.

37.       Individual Defendants were the controlling person of BIVN within the meaning of Section 20(a) of the Exchange Act. By reason of his senior executive and/or Board positions in the Company, Individual Defendants had the power and authorities to cause BIVN to engage in the wrongful conduct complained of herein and exercise same to cause BIVN to engage in the conduct complained of herein.

38.       As a direct and proximate result of Individual Defendants wrongful conduct, plaintiff and the other members of the Class suffered damages in connection with their sales of BIVN’s stock during the Class Period.

WHEREFORE, plaintiff prays for relief and judgment, as follows:

A.       Determining that this action is a proper class action and certifying plaintiff as a class representative under Rule 23 of the Federal Rules of Civil Procedure;

B.        Awarding compensatory damages in favor of plaintiff and the other Class members against all defendants, jointly and severally, for all damages sustained as a result of defendants’ wrongdoing, in an amount to be proven at trial, including interest thereon;

C.        Awarding plaintiff and the Class their reasonable costs and expenses incurred in this action, including counsel fees and expert fees; and

D.        Such other and further relief as the Court may deem just and proper

JURY TRIAL DEMANDED

Plaintiff hereby demands a trial by jury.

Dated: July 13, 2005

SQUITIERI & FEARON, LLP

By:	/s/ Lee Squitieri
Lee Squitieri
32 East 57th Street 12th Floor New York, New York 10022 (212) 421-6492

HARWOOD FEFFER LLP Robert I. Harwood Jeffrey M. Norton 488 Madison Avenue New York, New York 10022 (212) 935-7400

Counsel for Plaintiff

PLAINTIFF’S SWORN CERTIFICATION

I Bert Vladimir, certify that:

1.         I have reviewed the complaint and authorized its filing.

2.         I did not purchase the security that is the subject of this action at the direction of plaintiff’s counsel or in order to participate in any private action arising under this title.

3.         I am willing to serve as a representative party on behalf of a class and will testify at deposition and trial, if necessary.

4.         My transactions in the security that is the subject of this litigation during the class period set forth in the complaint are as follow:

Date	Type of Security	Purchase or Sale	# of Shares	Price Per Security
May 1, 2005	Common Stock	Sale	1000	$3.30

5.         I will not accept any payment for serving as a representative party, except to receive my pro rata share of any recovery or as ordered or approved by the court including the award to a representative of reasonable costs and expenses (including lost wages) directly relating to the representation of the class.

The foregoing are, to the best of my knowledge and belief, true and correct statements.

Dated: July 13, 2007

/s/ Bert Vladimir
Name: Bert Vladimir

Address: 7 Sleepy Hollow Lane Dix Hills, New York 11746 Phone Number: (631) 242-7832